UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2014

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North Suite 1000 Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 25, 2014, Arctic Cat Inc. (the “Registrant”) issued a press release regarding the Registrant’s results of operations for the first quarter ended June 30, 2014. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On July 25, 2014, the Registrant announced a quarterly cash dividend of $0.125 per share, payable on September 12, 2014 to all shareholders of record as of the close of business on August 29, 2014. The Registrant’s Board of Directors has authorized regular quarterly cash dividends of $0.125 per share, subject to the continued ability of the Corporation to meet the standards for declaring dividends as provided in the Minnesota Business Corporation Act. The full text of the press release announcing the dividend is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued on July 25, 2014 regarding the Registrant’s results of operations for the first quarter and ended June 30, 2014.

99.2	Press release issued on July 25, 2014 regarding the Registrant’s declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARCTIC CAT INC.

By	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

Dated: July 25, 2014

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued on July 25, 2014 regarding the Registrant’s results of operations for the first quarter ended June 30, 2014.

99.2	Press release issued on July 25, 2014 regarding the Registrant’s declaration of a cash dividend.